                                                                   EXHIBIT 11.1

           STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS OF ADMINISTAFF, INC.

                                                                                                   Nine Months Ended
                                                                Year Ended December 31,              September 30,
                                                         ----------------------------------------  -----------------
                                                           1991    1992    1993    1994    1995      1995    1996
                                                         ----------------------------------------  -----------------
                                                                  (In thousands, except for per share data)
Primary
  Average shares outstanding                              6,375   8,527   8,685   9,680  10,498    10,420  10,726

  Net effect of dilutive stock options -
    based on the treasury stock method
    using average market price                                -       -      99     130     170       196      65

  Net effect of dilutive stock warrants -
    based on the treasury stock method
    using average market price                                -       -       -      32     109       102      82

  Net effect of dilutive stock warrants -
    based on the if-converted method                          -       -       -     441       *         *       *

  Adjustment to give effect to shares optioned
    to employees within 12 months of the
    initial filing as outstanding as of the
    beginning of each period presented
    based on the treasury stock method
    using estimated market price upon
    offering                                                 64      64      64      64      40        49       -
                                                         ---------------------------------------   ---------------
  Total                                                   6,439   8,591   8,848  10,347  10,817    10,767  10,873
                                                         =======================================  ===============

  Net income                                                $70     $33  $1,949  $3,766  $1,116      $617  $1,054
  Add interest from subordinated debt, net of taxes           -       -       -      92       *         *       *
  Preferred stock dividends                                 (10)    (10)      -       -       -         -       -
                                                         ---------------------------------------  ---------------
  Net income available for common shareholders              $60     $23  $1,949  $3,858  $1,116      $617  $1,054
                                                         =======================================  ===============
  Per share amount                                        $0.01   $0.00   $0.22   $0.37   $0.10     $0.06   $0.10
                                                         =======================================  ===============

Fully Diluted

  Average shares outstanding                              6,375   8,527   8,685   9,680  10,498    10,420  10,726

  Net effect of dilutive stock options -
    based on the treasury stock method
    using ending market price                                 -       -     216     256     213       269      65

  Net effect of dilutive stock warrants -
    based on the treasury stock method
    using ending market price                                 -       -       -      55     124       124      82

  Net effect of dilutive stock warrants -
    based on the if-converted method                          -       -       -     441       *         *       *

  Adjustment to give effect to shares optioned
    to employees within 12 months of the
    initial filing as outstanding as of the
    beginning of each period presented
    based on the treasury stock method
    using estimated market price upon
    offering                                                 64      64      64      63      24        27       -

  Assumed conversion of convertible
    preferred stock                                          20      20      13       -       -         -       -
                                                         ---------------------------------------  ---------------
  Total                                                   6,459   8,611   8,978  10,495  10,859    10,840  10,873
                                                         =======================================  ===============
  Net income                                                $70     $33  $1,949  $3,766  $1,116      $617  $1,054
  Add interest from subordinated debt, net of taxes           -       -       -      92       *         *       *
                                                         ---------------------------------------  ---------------
  Net income available for common shareholders              $70     $33  $1,949  $3,858  $1,116      $617  $1,054
                                                         =======================================  ===============
  Per share amount                                        $0.01   $0.00   $0.22   $0.37   $0.10     $0.06   $0.10
                                                         =======================================  ===============


 * Conversion of the stock warrants is not assumed in the computation because its effect is antidilutive.